Exhibit 10.31

WAIVER AGREEMENT AND ACKNOWLEDGEMENT

This Waiver Agreement and Acknowledgement (the “Waiver Agreement”) is executed as of December 5, 2008 by and among Southern Community Financial Corporation (the “Corporation”), Southern Community Bank and Trust (the “Bank”) and the undersigned officer (“Officer”) and in consideration of the benefits to all parties derived by the execution of that certain Letter Agreement (including the Schedules thereto), and a Securities Purchase Agreement – Standard Terms (including the Annexes thereto), dated December 5, 2008 (together referred to herein as the “Purchase Agreement”) between the Corporation and the United States Department of the Treasury (the “Investor”), the receipt and sufficiency of which are hereby acknowledged by all parties, the parties agree as follows:

1.           Pursuant to the terms of the Purchase Agreement, the Corporation, Bank and Officer hereby agree to amend any and all compensation, bonus, incentive and other benefit plans, arrangements and agreements (including golden parachute, severance and employment agreements) (collectively, the “Benefit Plans”) between the Officer and the Corporation and/or the Bank in such manner as may be necessary and determined in the good faith discretion of the Corporation, during the period that the Investor owns any debt or equity securities of the Corporation acquired pursuant to the Purchase Agreement or the Warrant, in order to comply with Section 111(b) of the Emergency Economic Stabilization Act of 2008, as implemented by guidance or regulation thereunder that has been issued and is in effect as of the Closing Date.  Terms not otherwise defined herein shall have the same meaning ascribed to them in the Purchase Agreement.

2.           Officer acknowledges and agrees that by executing this Waiver Agreement, he waives all of his right to the receipt and objection to any recovery of any compensation, bonus, incentive or other benefits (including golden parachute or severance payments) as may be necessary, during the period that the Investor owns any debt or equity securities of the Corporation acquired pursuant to the Purchase Agreement or the Warrant, in order for the Corporation to comply with Section 111(b) of the Emergency Economic Stabilization Act of 2008 as implemented by guidance or regulation thereunder that has been issued and is in effect as of the Closing Date.  All other terms of the Benefit Plans will remain in full force and effect after the date of this Agreement.

3.           This Waiver Agreement constitutes the valid, legal and binding obligation of the Corporation, the Bank and Officer enforceable against each of them in accordance with its terms.  This Agreement shall inure to the benefit of and be binding upon any corporate successor of the Corporation or the Bank.  This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina.

IN WITNESS WHEREOF, the undersigned has executed this Waiver Agreement as of the date first above written.

OFFICER

Signature:	/s/ James Hastings
Name:	James Hastings

SOUTHERN COMMUNITY FINANCIAL CORPORATION

By:	/s/ F. Scott Bauer
Authorized Officer

SOUTHERN COMMUNITY BANK AND TRUST

By:	/s/ Jeff T. Clark
Authorized Officer